=============================================================================

                     SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.   20549

                             -------------------

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) July 16, 1998
                                                       (June 26, 1998)


                            KRANZCO REALTY TRUST
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             (Exact Name of Registrant as Specified in Charter)

         Maryland                 1-11478              23-2691327
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(State or Other Jurisdiction    (Commission           (IRS Employer
     of Incorporation)         File Number)        Identification No.)

   128 Fayette Street, Conshohocken, Pennsylvania        19428
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      (Address of Principal Executive Offices)        (Zip Code)

      Registrant's telephone number, including area code (610) 941-9292
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        (Former Name or Former Address, if Changed Since Last Report)
=============================================================================
Item 5.   Other Events.

     On June 26, 1998 Kranzco Realty Trust ("Kranzco" or the "Company") entered into an agreement to acquire nine community shopping centers in five midwest and southern states for approximately $85 million (the "Southeast Acquisition"). The purchase price will initially be financed through a first mortgage financing and borrowings under Kranzco's $50 million secured first mortgage loan facility with Salomon Brothers Realty Corp. Five of the centers are in Georgia and the others are in Ohio, Tennessee, Florida and Virginia. The centers have a total of 1.4 million square feet of gross leaseable area and an overall leased rate of approximately 99%. Wal-Mart is a tenant in nine of the centers and has vacated its space at two of the centers but continues to pay rent in accordance with its leases. Wal-Mart has subleased space at one of these two centers to a third party. Besides Wal-Mart, other well-known anchor retailers are Eckerd Drug, Food Lion, Radio Shack and CVS. After the purchase, Kranzco will own 68 properties in 19 states with a total of nine million square feet of GLA, an approximate 15 percent increase in GLA. The purchase is subject to customary due diligence and is expected to close by August 31, 1998.

     Kranzco is acquiring such properties from Europco Property Investors II, Ltd., a Georgia limited partnership; Europco Property Investors III, Ltd., a Georgia limited partnership; Europco Property Investors IV, Ltd., a Georgia limited partnership; Secured Properties Investors V, L.P., a Georgia limited partnership; Secured Properties Investors VIII, L.P., a Georgia limited partnership; Secured Properties Investors IX, L.P. a Georgia limited partnership; and Tifton Partners, L.P., a Georgia limited partnership.

Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired.

                  REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Kranzco Realty Trust:

We have audited the combined statement of revenue and certain expenses of the Southeast Acquisition Properties for the year ended December 31, 1997. This combined financial statement is the responsibility of the Southeast Acquisition Properties' management. Our responsibility is to express an opinion on this combined financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statement is free of material misstatement. An audit includes examining, on a test basis, the evidence supporting the amounts and disclosures in the combined financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The combined statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a current report on Form 8-K of Kranzco Realty Trust, as described in Note 1, and is not intended to be a complete presentation of the Southeast Acquisition Properties' revenue and expenses.

In our opinion, the combined statement referred to above presents fairly, in all material respects, the revenue and certain expenses of the Southeast Acquisition Properties for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


Philadelphia, Pa.
 July 2, 1998                      /S/ ARTHUR ANDERSEN LLP

                      SOUTHEAST ACQUISITION PROPERTIES

        COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES (NOTE 1)



                                                               For the Three
                                       For the Year               Months
                                           Ended                   Ended
                                       December 31,              March 31,
                                           1997                     1998
                                      -------------           --------------
                                                                (unaudited)
REVENUE
 Minimum rent (Note 2)                 $   8,237,692           $  2,077,003
 Percentage rent                             214,817                 20,019
 Tenant reimbursements                       803,032                178,456
                                       -------------           ------------
   Total revenue                           9,255,541              2,275,478
                                       -------------           ------------

CERTAIN EXPENSES
 Maintenance and other
  operating expenses                         552,248                123,142
 Utilities                                    92,272                 28,110
 Real estate taxes                           419,823                123,382
                                       -------------           ------------

   Total certain expenses                  1,064,343                274,634
                                       -------------           ------------

REVENUE IN EXCESS OF
 CERTAIN EXPENSES                      $   8,191,198           $  2,000,844
                                       =============           ============





 The accompanying notes are an integral part of these financial statements.

                      SOUTHEAST ACQUISITION PROPERTIES

        NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                              DECEMBER 31, 1997


1.   BASIS OF PRESENTATION:

The accompanying combined statements of revenue and certain operating expenses of the Southeast Acquisition Properties (the "Properties") consist of the following properties:


               Property                           Square Footage
               --------                           --------------
          Douglasville, Georgia                       267,800
          Snellville, Georgia                         220,885
          Tifton, Georgia                             186,629
          Pensacola, Florida                          171,653
          Staunton, Virginia                          166,944
          Circleville, Ohio                           127,130
          Vidalia, Georgia                             93,696
          Jefferson City, Tennessee                    92,968
          Summerville, Georgia                         67,809

The combined statements of revenue and certain expenses are to be included in the Company's current report on Form 8-K, as the above described transaction has been deemed to be significant pursuant to the rules and regulations of the Securities and Exchange Commission.

The accounting records of six of the nine Properties are maintained on a modified cash basis. Adjusting entries have been made to present the accompanying financial statements in accordance with generally accepted accounting principles. The accompanying combined financial statements exclude certain expenses such as interest, depreciation and amortization, professional fees and other costs not directly related to the expected future operations of the Properties.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. The ultimate results could differ from those estimates.

The combined statement of revenue and certain expenses for the three months ended March 31, 1998 is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the combined statement of revenue and certain expenses for the interim period have been included. The results of the interim period are not necessarily indicative of the results for the full year.

2.   OPERATING LEASES:

Minimum rent presented includes straight-line adjustments for rental revenue increases in accordance with generally accepted accounting principles. The aggregate rental revenue increase resulting from the straight-line adjustment for the year ended December 31, 1997, was $30,301 and for the three-month period ended March 31, 1998 was $9,617.

Wal-Mart Stores, Inc. is a tenant in each of the nine Properties. Wal-Mart has vacated two of such Properties, but continues to pay rent in accordance with both its leases. Wal-Mart has subleased space to a third party at one of these propertes. Wal-Mart's annual minimum rent is approximately $3,800,000 collectively at the nine Properties, which is greater than 10% of the Properties' minimum rent.

The Properties are leased to tenants under operating leases with expiration dates extending to the year 2015. Future minimum rentals under noncancelable operating leases, excluding tenant reimbursements of operating expenses, as of December 31, 1997, are as follows:

               1998             $  8,141,964
               1999                7,657,861
               2000                6,956,189
               2001                6,405,779
               2002                6,002,577
               Thereafter         41,346,059

Certain leases also include provisions requiring tenants to reimburse the Properties for management costs and other operating expenses up to stipulated amounts.

3.   SUBSEQUENT EVENT

The Properties are under contract to be acquired by Kranzco Realty Trust for $84,750,000.

               (b)  Pro Forma Financial Information.

Kranzco Realty Trust Pro Forma Combined Condensed Financial Information (Unaudited)

     The accompanying financial statements present the unaudited pro forma combined condensed Balance Sheet of Kranzco Realty Trust after giving effect to the consummation of the Southeast Acquisition, as of March 31, 1998 and the unaudited pro forma combined condensed Statements of Operations of Kranzco Realty Trust for the three months ended March 31, 1998 and for the year ended December 31, 1997.

     The unaudited pro forma combined condensed Balance Sheet as of March 31, 1998 is presented as if the consummation of the Southeast Acquisition had occurred on March 31, 1998. The unaudited pro forma combined condensed Statements of Operations for the three months ended March 31, 1998 and for the year ended December 31, 1997 are presented as if the consummation of the UPI Acquisition, the Georgia Acquisition and the Southeast Acquisition had occurred as of January 1, 1997.

     Preparation of the pro forma financial information was based on assumptions deemed appropriate by the management of Kranzco Realty Trust. The assumptions give effect to the consummation of the UPI Acquisition, the Georgia Acquisition and the Southeast Acquisition in accordance with generally accepted accounting principles, the entity qualifying as a REIT, distributing all of its taxable income and, therefore, incurring no federal income tax expense during the periods presented. The pro forma financial information is unaudited and is not necessarily indicative of the results which actually would have occurred if the transactions had been consummated at the beginning of the periods presented, nor does it purport to represent the future financial position and results of operations for future periods. The pro forma information should be read in conjunction with the historical financial statements of Kranzco Realty Trust incorporated by reference into this Form 8-K.

                            Kranzco Realty Trust
                 Pro Forma Combined Condensed Balance Sheet
                            As of March 31, 1998
                                 (Unaudited)

                               The Company     Southeast         The Company
                               (Historical)    Acquisition       (Pro Forma)
                                ----------     -----------        ---------
                                             (Dollar amounts
  Assets:                                     in thousands)
Shopping centers, at cost, net   $441,063       $87,000  (A)     $528,063

Cash and marketable securities      6,448            --             6,448
Restricted cash                     1,185            --             1,185
Rents and other receivables, net    9,732            --             9,732
Prepaid expenses                    2,067            --             2,067
Deferred financing costs, net       1,828         1,000             2,828
Other deferred costs, net           2,155            --             2,155
Other assets                        1,172            --             1,172
                                 --------       -------          --------

Total assets                     $465,650       $88,000          $553,650
                                 ========       =======          ========

 Liabilities:
Mortgages and notes payable      $257,201       $88,000  (A)     $345,201
Tenant security deposits            1,364            --             1,364
Accounts payable and accrued
 expenses                           2,772            --             2,772
Other liabilities                     574            --               574
Distributions payable               6,617            --             6,617
                                 --------       -------          --------

Total liabilities                 268,528        88,000           356,528
                                 --------       -------          --------
Kranzco Series C Preferred Shares   1,782            --             1,782
  Beneficiaries Equity:
Common shares and Preferred shares    135            --               135
Capital in excess of par value    261,647            --           261,647

Cumulative net income available
  for common shares                35,465            --            35,465
Cumulative distributions on
  common shares                  (101,784)           --          (101,784)
                                 --------       -------          --------
                                  195,463            --           195,463
Unearned compensation on
  restricted common shares           (123)           --              (123)
                                 --------       -------          --------
Total beneficiaries' equity       195,340             --          195,340
                                 --------       -------          --------
Total liabilities, Kranzco
  Series C Preferred Shares
  and beneficiaries' equity      $465,650       $88,000          $553,650
                                 ========       =======          ========

 The accompanying notes and management's assumptions are an integral part of this statement.
Notes and Management's Assumptions to Pro Forma Combined Condensed
Balance Sheet for Kranzco Realty Trust as of March 31,1998.


                                              (Dollar amounts in thousands)

(A) Adjustment to reflect acquisition of Southeast
    Acquisition Properties:

Purchase Price                                           $84,750

Plus:  Acquisition costs                                   2,250

Total Purchase Price                                      87,000

Deferred financing costs                                   1,000
                                                         -------

                                                         $88,000
                                                         =======

Acquisition paid for by:

First Mortgage                                           $66,000

Credit lines                                              22,000
                                                         -------

Total Debt                                               $88,000
                                                         =======

                            Kranzco Realty Trust
                        Pro Forma Combined Condensed
                         Statement of Operations for
                    the Three Months Ended March 31, 1998
                                 (Unaudited)

                                             Southeast
                              The Company    Acquisition    The Company
                             (Historical)    (Pro Forma)    (Pro Forma)
                              ----------      ---------      ---------
                                                 (a)
                                    (Dollar amounts in thousands
                                  except share and per share data)

REVENUE:
  Minimum rent                 $13,407         $2,077        $15,484
  Percentage rent                  310             20            330
  Expense reimbursements         2,839            178          3,017
  Other income                      28             --             28
  Interest income                  123             --            123
                               -------         ------        -------

Total revenue                   16,707          2,275         18,982
                               -------         ------        -------

EXPENSES:
  Interest                       4,871          1,733(b)       6,604
  Depreciation and amortization  3,450            594(c)       4,044
  Real estate taxes              1,804            123          1,927
  Operations and maintenance     2,101            151          2,252
  General and administrative        809            --            809
                               -------         ------        -------

  Total expenses                13,035          2,601         15,636
                               -------         ------        -------

  Net income (loss)              3,672           (326)         3,346

DISTRIBUTIONS ON
PREFERRED SHARES                 2,013             --          2,013
                               -------         ------        -------

Net income (loss)
 attributable to
 common shareholders            $1,659          $(326)        $1,333
                               =======         ======        =======


Basic and Diluted
 Earnings per Common Share       $0.16                         $0.13
                               =======                       =======
WEIGHTED AVERAGE
NUMBER OF COMMON
SHARES OF BENEFICIAL
INTEREST                    10,424,000                    10,424,000

The accompanying notes and management's assumptions are an integral part of this statement.

                                                        Kranzco Realty Trust
                                                    Pro Forma Combined Condensed
                                                     Statement of Operations for
                                                  the Year Ended December 31, 1997
                                                             (Unaudited)



                                                        Georgia Acquisition
                                              UPI          /Issuance of          Payoff
                           The Company    Acquisition    Preferred Shares      of Existing              Southeast    The Company
                          (Historical)    (Pro Forma)       (Pro Forma)           Debt       Total     Acquisition    Pro Forma
                           ----------      ---------    -------------------    ----------    -----     -----------   -----------
                                              (d)               (e)                                        (a)
                          (Dollar amounts in thousands, except share and per share data)

REVENUE:
 Minimum rent               $47,579          $1,194            $4,668              $--      $53,441       $8,238        $61,679
 Percentage rent              1,163               4                --               --        1,167          215          1,382
 Expense reimbursements      11,165             152               692               --       12,009          803         12,812
 Other income                   127              --                --               --          127           --            127
 Interest income                278              --                --               --          278           --            278
                            -------          ------            ------            -----      -------       ------        -------

 Total revenue               60,312           1,350             5,360               --       67,022        9,256         76,278
                            -------          ------            ------            -----      -------       ------        -------

EXPENSES:
 Interest                    18,887             498             1,765(f)        (1,862)(g)   19,288        6,930(b)      26,218
 Depreciation and
  amortization               12,534             228(h)          1,023(i)            --       13,785        2,375(c)      16,160
 Real estate taxes            6,584              83               394               --        7,061          420          7,481
 Operations and
  maintenance                 8,346              96               482               --        8,924          644          9,568
 General and
  administrative              2,877                0               --               --        2,877           --          2,877
                            -------          ------            ------            -----      -------       ------        -------

 Total expenses              49,228             905             3,664          (1,862)       51,935       10,369         62,304
                            -------          ------            ------            -----      -------       ------        -------

 Net income                  11,084             445             1,696            1,862       15,087      (1,113)         13,974

 DISTRIBUTIONS ON
 PREFERRED SHARES             3,565             528             4,275(j)            --        8,368           --          8,368
                            -------          ------            ------            -----      -------       ------        -------

 Net income (loss)
  attributable to
  common shareholders        $7,519            $(83)          $(2,579)          $1,862       $6,719     $(1,113)         $5,606
                            =======          ======            ======            =====      =======       ======        =======

 NET INCOME PER COMMON
  SHARE                       $0.73                                                          $ 0.64                       $0.54
                            =======                                                         =======                     =======

 WEIGHTED AVERAGE
 NUMBER OF COMMON
 SHARES OF BENEFICIAL
 INTEREST                10,342,000                                                      10,426,000                  10,426,000

                     The accompanying notes and management's assumptions are an integral part of this statement.
/TABLE

Footnotes to Pro Forma Combined Condensed Statements of Operations
(unaudited)

(a)  To record the operations of the 1998 Acquisition Properties.


(b)  To record interest on the debt incurred to acquire the 1998 Acquisition
     Properties:

                         Rate      Debt      March 31, 1998 December 31, 1997

First Mortgage           7.50%     $66,000        $1,238         $4,950
Credit Lines             9.00%      22,000           495          1,980
                                   -------        ------         ------
Total                              $88,000        $1,733         $6,930


(c)  To record depreciation and amortization on the Southeast Acquisition
     Properties:

Purchase Price                     $84,750
Costs                                2,250

Total                              $87,000          $544         $2,175

Amortization of
deferred financing costs             1,000            50            200
                                   -------          ----         ------
                                   $88,000          $594         $2,375
                                   =======          ====         ======


(d) In February 1997, Kranzco acquired from Union Property Investors, Inc. ("UPI") 16 properties located in 11 states for approximately $65 million, aggregating approximately 1.3 million square feet of GLA (the "UPI Acquisition"). This adjustment reflects the operations of UPI.


(e) In December 1997, Kranzco acquired five shopping centers in the Atlanta metropolitan area (the "Georgia Properties") aggregating approximately 650,000 square feet of GLA, for approximately $44 million (the "Georgia Acquisition"). This adjustment reflects the operations of the Georgia Properties.


(f) To reflect interest expense of debt assumed and the additional borrowings as a result of the Georgia Acquisition:

                                                       December 31,
                                                           1997
                                                       -----------
          Debt assumed                                   $20,435

          Interest expense
          at various rates                                $1,765

(g) To record the repayment of debt outstanding and the related reduction of interest expenses as follows:

     Principal amount of debt repayment                   $19,894
     Interest expense reduction on debt repayment          $1,862

(h) The depreciation and amortization include pro forma adjustments as a result of the UPI Acquisition.


(i) To reflect depreciation expense over a 30-year life as a result of the Georgia Acquisition as follows:
                                                       December 31,
                                                           1996
                                                       -----------
     Depreciable basis
     of the Georgia Properties                            $30,702

     Depreciation expense                                 $ 1,023
                                                            =====


(j)  To record the distributions on the issuance of
     Series D Preferred Shares:                        December 31,
                                                           1997
                                                       -----------
     Shares issued                                          1,800
     Face amount per share                               $  25.00
     Gross Proceeds                                      $ 45,000
     Distribution rate                                       9.50%
                                                         --------
     Distributions                                       $  4,275

(c)  Exhibits

2.1 Sales Contract dated June 26, 1998 by and among Kranzco Realty Trust, a Maryland real estate investment trust, and Europco Property Investors II, Ltd., a Georgia limited partnership; Europco Property Investors III, Ltd., a Georgia limited partnership; Europco Property Investors IV, Ltd., a Georgia limited partnership; Secured Properties Investors V, L.P., a Georgia limited partnership; Secured Properties Investors VIII, L.P., a Georgia limited partnership; Secured Properties Investors IX, L.P. a Georgia limited partnership; and Tifton Partners, L.P., a Georgia limited partnership.

23.1 Consent of Independent Public Accountants - Arthur Andersen LLP.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     July 16, 1998

                              KRANZCO REALTY TRUST



                              By:/s/ Norman M. Kranzdorf
                                   ______________________________
                                   Name:   Norman M. Kranzdorf
                                   Title:  President and
                                      Chief Executive Officer

                                EXHIBIT INDEX


2.1 Sales Contract dated June 26, 1998 by and among Kranzco Realty Trust, a Maryland real estate investment trust, and Europco Property Investors II, Ltd., a Georgia limited partnership; Europco Property Investors III, Ltd., a Georgia limited partnership; Europco Property Investors IV, Ltd., a Georgia limited partnership; Secured Properties Investors V, L.P., a Georgia limited partnership; Secured Properties Investors VIII, L.P., a Georgia limited partnership; Secured Properties Investors IX, L.P. a Georgia limited partnership; and Tifton Partners, L.P., a Georgia limited partnership.

23.1 Consent of Independent Public Accountants - Arthur Andersen LLP